Elme Communities Appoints Chief Operating Officer

COO to initially focus on advancing operational initiatives to maximize NOI

Washington, DC, June 28, 2023 – Elme Communities (NYSE: ELME), a value-oriented multifamily owner and operator, is pleased to announce the appointment of Tiffany Butcher as Executive Vice President and Chief Operating Officer (COO), beginning July 10, 2023.

Ms. Butcher will join Elme with more than 12 years of corporate leadership experience and brings with her an extensive background in residential asset management, property management, budgeting and forecasting, investment management, and organizational change management. As COO, she will guide the company’s operating strategy, advance and implement operational improvements and align the day-to-day operations and asset management with the strategic goals set by the CEO and Board of Trustees.

“We are very pleased to welcome Tiffany to our executive leadership team,” said Paul T. McDermott, President and Chief Executive Officer. “This role has been planned and budgeted since we began transitioning our communities to Elme management late last year. Tiffany’s expertise and proven track record of success in the operations of multifamily communities of all vintages, including Class B, aligns very closely with our long-term goals. I expect her leadership to further strengthen our performance as we execute our strategy to deliver operational upside enabled by our internal infrastructure and technology investments.”

Ms. Butcher is coming to Elme from JBG SMITH Properties, where she has held various leadership roles and was named Chief Residential Officer in January 2023. During her 16-year tenure at JBG SMITH Properties, she led the development and execution of the operating strategy for over 11,000 multifamily apartments under management throughout the Washington, DC area, led organizational change initiatives centered on customer service and creating onsite efficiencies, and led the integration of the residential teams following the merger of the JBG Companies with the DC division of a publicly traded real estate investment trust. Ms. Butcher holds a Master of Business Administration from Harvard Business School and a bachelor’s degree from the University of Virginia. She serves on the Board of the Boys & Girls Clubs of Greater Washington and The House DC.

About Elme Communities

Elme Communities is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The company is a multifamily real estate investment trust that owns and operates approximately 8,900 apartment homes in the Washington, DC metro and the Sunbelt, and owns approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.

Forward Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to risks associated with our ability to execute on our strategies, including new strategies with respect to our operations, our portfolio and our rebranding, including the acquisition of apartment homes in the Southeastern markets, on the terms anticipated, or at all, the operational benefits from our operating model redesign on the timing contemplated or at all, and to realize any anticipated returns and benefits, including the performance of any acquired residential properties at the levels anticipated, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2022 Form 10-K filed on February 17, 2023. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

Contact:

Investor Relations
Amy Hopkins
202-774-3253
ahopkins@elmecommunities.com